EXHIBIT 10.41








                    PREFERRED STOCK PURCHASE AGREEMENT

                                 Among

                         SEER TECHNOLOGIES, INC.,

                 WELSH, CARSON, ANDERSON & STOWE VI, L.P.

                                 and

          THE SEVERAL OTHER PURCHASERS NAMED IN SCHEDULE I HERETO












                      Dated as of August 8, 1996











                            TABLE OF CONTENTS

                                                                  Page

ARTICLE I.  PURCHASE AND SALE OF THE SHARES                         1

  SECTION 1.01  Issuance, Sale and Delivery of the Shares           1
  SECTION 1.02  Closing Date                                        2

ARTICLE II.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY           2

  SECTION 2.01  Organization, Qualifications and
                Corporate Power                                     2
  SECTION 2.02  Authorization of Agreements, Etc.                   2
  SECTION 2.03  Validity                                            3
  SECTION 2.04  Authorized Capital Stock                            3
  SECTION 2.05  Financial Statements                                4
  SECTION 2.06  Disclosure                                          4
  SECTION 2.07  Actions Pending                                     5

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS       5

ARTICLE IV.	CONDITIONS TO THE OBLIGATIONS OF THE PURCHASERS AND
            THE COMPANY                                             6

  SECTION 4.01  Conditions to the Obligations of the Purchasers     6
  SECTION 4.02  Conditions to the Obligations of the Company        7

ARTICLE V.  COVENANTS OF THE COMPANY                                8

  SECTION 5.01  Certain Registration Rights                         8
  SECTION 5.02  Availability of Rule 144                            8

ARTICLE VI.  MISCELLANEOUS                                          9

  SECTION 6.01   Expenses                                           9
  SECTION 6.02   Survival of Agreements                             9
  SECTION 6.03   Brokerage                                          9
  SECTION 6.04   Parties in Interest                                9
  SECTION 6.05   Notices                                            9
  SECTION 6.06   Law Governing                                      9
  SECTION 6.07   Entire Agreement                                   9
  SECTION 6.08   Counterparts                                      10


                          INDEX TO SCHEDULES


Schedule                Description

  I                     Purchasers
2.06                    Amendments and Supplements




     PREFERRED STOCK PURCHASE AGREEMENT, dated as of July
31, 1996, among SEER TECHNOLOGIES, INC., a Delaware corporation (the "Company"), WELSH, CARSON, ANDERSON & STOWE VI, L.P., a Delaware limited partnership ("WCAS VI"), and the several other purchasers named in Schedule I hereto (such other purchasers together with WCAS VI being herein referred to individually as a "Purchaser" and collectively as the "Purchasers").

     WHEREAS, after giving effect to the filing of a Certificate of Designation of the Company in the form annexed hereto as Exhibit A (the "Certificate of Designation"), the Company shall designate shares of Series A Convertible Preferred Stock ("Series A Preferred Stock") from the Company's authorized 10,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock");

     WHEREAS, the Company wishes to issue and sell to the Purchasers shares of Series A Preferred Stock for the aggregate purchase price of $12,500,000 (the "Purchase Price"); and

     WHEREAS, the Purchasers wish to purchase said shares of Series A Preferred Stock, all on the terms and subject to the conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereby agree as follows:

                                    I.

                        PURCHASE AND SALE OF SHARES

     SECTION 1.01   Issuance, Sale and Delivery of the Shares.	(a)  On the
Closing Date (as defined below), the Company shall issue and sell to each Purchaser, and each Purchaser shall purchase from the Company, the number of authorized but unissued shares of Series A Preferred Stock, rounded to the nearest whole share (said aggregate shares being purchased by the Purchasers being herein collectively called the "Shares"), obtained by dividing the amount set forth opposite the name of such Purchaser in Schedule I hereto under the heading "Purchase Price", by the Average Share Price (as defined below), and the Company shall issue and deliver to each Purchaser stock certificates in definitive form, registered in the name of such Purchaser, representing the Shares being purchased by such Purchaser hereunder.

     (b)	The price per Share to be paid by each Purchaser on the Closing
Date (the "Average Share Price") shall be determined by taking the average of the last reported sales price per share of Common Stock, par value $.01 per share ("Common Stock"), of the Company quoted by the National Association of Securities Dealers Automated Quotation System for the twenty (20) consecutive trading days beginning on July 11, 1996.

     (c)	As payment in full for the Shares being purchased by each
Purchaser hereunder, and against delivery of the stock certificates therefor as aforesaid, on the Closing Date each Purchaser shall wire transfer to the account of the Company in immediately available funds the sum set forth opposite the name of such Purchaser in Schedule I hereto under the heading "Purchase Price".

     SECTION 1.02 Closing Date. The closing of the sale and purchase of the Shares shall take place at the offices of Reboul, MacMurray, Hewitt, Maynard & Kristol, 45 Rockefeller Plaza, New York, New York, at 10 a.m., New York time, on the date that is the next business day after the determination of the Average Share Price, or at such other date and time as may be mutually agreed upon between WCAS VI and the Company (such date and time of closing being herein called the "Closing Date").


                                    II.

                REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to the Purchasers as follows:

     SECTION 2.01 Organization, Qualifications and Corporate Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of its business or the ownership of its properties makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a material adverse effect on the operations or financial condition of the Company. The Company has the corporate power and authority to own and hold its properties and to carry on its business as currently conducted, to execute, deliver and perform this Agreement and to issue, sell and deliver the Shares.

     SECTION 2.02 Authorization of Agreements, Etc. (a) The execution and delivery by the Company of this Agreement and the performance by the Company of its obligations hereunder have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Certificate of Incorporation or By-laws of the Company, or any provision of any indenture, agreement or other instrument by which the Company or any of its subsidiaries or any of their respective properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company or any of its subsidiaries.

     (b) The Shares have been duly authorized and designated, and when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable shares of Series A Preferred Stock. The issuance, sale and delivery of the Shares are not subject to any preemptive rights of stockholders of the Company or to any right of first refusal or other similar right in favor of any person.

     SECTION 2.03 Validity. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms.

     SECTION 2.04 Authorized Capital Stock. On the date hereof, the authorized capital stock of the Company consists of 30,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock. After giving effect to the filing of the Certificate of Designation, a number of shares of Preferred Stock equal to 12,500,000 divided by the Average Share Price shall have been designated Series A Preferred Stock. As of the date hereof, immediately prior to giving effect to the purchase and sale of the Shares as contemplated hereby, 11,481,992 shares of Common Stock and no shares of Preferred Stock are validly issued and outstanding, fully paid and nonassessable.

     (b) Except for the transactions contemplated herein or as set forth in the Company's Form 10-K for the 1995 fiscal year or the Company's Form 10-Q for the first quarter ended December 31, 1995 or the second quarter ended March 31, 1996, referred to in Section 2.06 hereof, (i) no subscription, warrant, option, convertible security or other right (contingent or other) to purchase or acquire any shares of any class of capital stock of the Company is authorized or outstanding, (ii) there is not any commitment of the Company to issue any shares, warrants, options or other such rights or to distribute to holders of any class of its capital stock any evidences of indebtedness or assets, and (iii) the Company has no obligation (contingent or other) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof.

     SECTION 2.05 Financial Statements. The Company has heretofore furnished to the Purchasers: (i) the audited consolidated balance sheet of the Company and its subsidiaries as of September 30, 1995, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the year then ended, certified by Coopers & Lybrand L.L.P., independent certified public accountants, and (ii) the unaudited consolidated balance sheets of the Company and its subsidiaries as of December 31, 1995 and March 31, 1996, and the related unaudited consolidated statements of operations, changes in stockholders' equity and cash flows for the respective three and six month periods then ended, certified by the principal financial officer of the Company. All such financial statements (including any related schedules and/or notes, if any) are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles consistently applied. Each such balance sheet fairly and accurately presents the financial position of the Company and its subsidiaries as of its date, and each of said statements of operations, changes in stockholders' equity and cash flows fairly and accurately presents the results of operations of the Company and its subsidiaries for the period covered thereby, subject, in the case of unaudited financial statements, to normal year-end adjustments which are not, in the aggregate, material. Since March 31, 1996, except as disclosed in the Company's earnings release for the third quarter ended June 30, 1996, neither the business, operations, property nor financial condition of the Company and its subsidiaries, taken as a whole, have been materially adversely effected by any occurrence or development known to the Company, whether or not insured against.

     SECTION 2.06 Disclosure. Neither the Company's Annual Report on Form 10-K for the year ended September 30, 1995 nor its Quarterly Report on Form 10-Q for the first quarter ended December 31, 1995 or the second quarter ended March 31, 1996, contain any untrue statement of material fact, or omit to state any material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. Neither this Agreement nor any of the schedules, attachments, written statements, documents, certificates or other items delivered by the Company to the Purchasers pursuant to this Agreement contain any untrue statement of material fact, or omit to state any material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. The Company has furnished the Purchasers with an accurate and complete copy of its annual report on Form 10-K for the 1995 fiscal year and of all other reports or documents required to be filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (the "Exchange Act"), since the filing of the most recent annual report to its stockholders. The Company has made all filings with the Securities and Exchange Commission (the "Commission") that it has been legally required to make. Except as disclosed in Schedule 2.06 attached hereto, the Company has not received any request from the Commission to file any amendment or supplement to any of the reports described in this Section 2.06.

     SECTION 2.07 Actions Pending. Except as set forth in the Company's Form 10-K for the 1995 fiscal year or the Company's Form 10-Q for the first quarter ended December 31, 1995 or the second quarter ended March 31, 1996, referred to in Section 2.06 hereof, there is no action, suit, proceeding or, to the knowledge of the Company, investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries or any of their respective properties or rights before any court or by or before any governmental body or arbitration board or tribunal, the outcome of which might result in any material adverse effect on the business, prospects, operations, property or financial condition of the Company or any of its subsidiaries, taken as a whole. To the knowledge of the Company, there does not exist any basis for any such action, suit, investigation or proceeding.


                                  III.

              REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS


     Each Purchaser represents and warrants to the Company that it is acquiring the Shares being purchased by it hereunder for its own account for the purpose of investment and not with a view to, or for sale in connection with, any distribution thereof. Each Purchaser further represents that it understands that (i) the Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof, (ii) the Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, (iii) the Shares will bear a legend to such effect and (iv) the Company will make a notation on its transfer books to such effect. Each Purchaser further understands that the exemption from registration afforded by Rule 144 under the Securities Act depends on the satisfaction of various conditions and that, if applicable, Rule 144 affords the basis of sales of the Shares (or of the shares of Common Stock issuable upon conversion thereof) in limited amounts under certain conditions. Each Purchaser acknowledges that it has had a full opportunity to request from the Company to review and has received all information deemed relevant in making a decision to enter into this Agreement and consummate the transactions contemplated hereby.


                                   IV.

                      CONDITIONS TO THE OBLIGATIONS
                    OF THE PURCHASERS AND THE COMPANY

     SECTION 4.01	Conditions to the Obligations of the Purchasers.  The
obligation of each Purchaser to purchase and pay for the Shares being purchased by it hereunder on the Closing Date is, at its option, subject to the satisfaction, on or before such date, of the following conditions:

     (a) Representations and Warranties to be True and Correct. The representations and warranties contained in Article II hereof shall be true and correct on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of such date, and the Company shall have certified to such effect to the Purchasers in writing.

     (b) Performance. The Company shall have performed and complied with all agreements and conditions contained herein required to be performed or complied with by it prior to or at the Closing Date, and the Company shall have certified to such effect to the Purchasers in writing.

     (c) Credit Line Agreement. The $12,500,000 Credit Agreement (the "Credit Agreement") between the Company and NationsBank, N.A., a national banking association ("NationsBank"), shall have been executed and delivered by the Company and NationsBank and shall be in full force and effect.

     (d) Guaranty Agreement. The Agreement (the "Guaranty Agreement") between the Company and WCAS VI, pursuant to which (i) WCAS VI shall agree to execute a guaranty in connection with the Credit Agreement in order to protect and enhance its existing substantial equity investment in the Company and to induce NationsBank to enter into the Credit Agreement, and (ii) the Company shall agree to issue to WCAS VI in recognition for the additional financial risk assumed by WCAS VI in executing such guaranty (and not as compensation or a payment for any services or otherwise in connection with the pursuit of a trade or business) 75,000 shares (the "Guaranty Shares") of Common Stock, shall have been executed and delivered by the Company and shall be in full force and effect.

     (e) Guaranty Shares. The Guaranty Shares shall have been issued and delivered to WCAS VI pursuant to the Guaranty Agreement.

     (f) Certificate of Designation. The Certificate of Designation shall have been adopted by the Company by all necessary action of the Board of Directors, and shall have been duly filed with the Secretary of State of Delaware and become legally effective.

     (g) All Proceedings to be Satisfactory. All corporate and other proceedings to be taken by the Company in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in form and substance to the Purchasers and the Purchasers shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request, including, without limitation, certified copies of the resolutions of the Board of Directors of the Company approving and authorizing the execution, delivery and performance of this Agreement and the issue, sale and delivery of the Shares.

          All such documents shall be satisfactory in form and substance to the Purchasers.

     SECTION 4.02 Conditions to the Obligations of the Company. The obligation of the Company to sell the Shares on the Closing Date is, at its option, subject to the satisfaction, on or before the Closing Date, of the following conditions:

     (a) Credit Line Agreement. The Credit Agreement shall have been executed and delivered by NationsBank and shall be in full force and effect.

     (b) Guaranty Agreement. The Guaranty Agreement shall have been executed and delivered by WCAS VI and shall be in full force and effect.

     (c) Guaranty. The Guaranty made by WCAS VI in favor of NationsBank in connection with the Credit Agreement shall have been executed and delivered by WCAS VI and shall be in full force and effect.

     (d) Certificate of Designation. The Certificate of Designation shall have been adopted by the Company by all necessary action of the Board of Directors, and shall have been duly filed with the Secretary of State of Delaware and become legally effective.


                                   V.

                         COVENANTS OF THE COMPANY

     SECTION 5.01	Certain Registration Rights.  The Company hereby affirms and agrees that the registration rights granted to the Purchasers and certain other stockholders of the Company as set forth in Section 12 of the Preferred
Stock Purchase Agreement dated as of March 7, 1990, among, the Company and
International Business Machines, CS First Boston Securities Corporation and
the other parties named therein, as amended by, among other things, the
Securities Purchase Agreement dated as of September 30, 1994, among the
Company, WCAS Capital Partners II, L.P and the several securityholders named in Annexes I and II thereto (said Section 12, as amended, herein referred to as the "Registration Rights Agreement"), shall be deemed to continue in full force and effect, provided, however, that the term "Registration Shares" shall be modified to include (i) any shares of Common Stock issuable upon conversion of the shares of Series A Preferred Stock issued to the Purchasers pursuant to this Agreement, (ii) any shares of Common Stock issued to WCAS VI pursuant to the Guaranty Agreement, and (iii) any securities issued or issuable with respect to any shares of Series A Preferred Stock or Common Stock referred to in clause (i) or (ii) by way of stock dividend or stock split or in connection with any merger, consolidation or other reorganization or otherwise.

     SECTION 5.02 Availability of Rule 144. So long as there are Registration Shares (as defined in the Registration Rights Agreement) outstanding, the Company hereby covenants and agrees that it shall file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder, to the extent required from time to time to enable any holder of Registration Shares to sell such Registration Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 or any similar rule or regulation allowing such holders to sell without registration under the Securities Act, as such Rule may be amended from time to time; provided, however, that so long as there are Registration Shares outstanding, the Company shall continue to file such reports as may be required to satisfy the requirements of Rule 144(c) even if not required to do so pursuant to the Exchange Act.


                                   VI.

                              MISCELLANEOUS

     SECTION 6.01 Expenses. Each party hereto will pay its own expenses in connection with the transactions contemplated hereby, whether or not such transactions shall be consummated.

     SECTION 6.02 Survival of Agreements. All covenants, agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the issuance, sale and delivery of the Shares pursuant hereto, and all statements contained in any certificate or other instrument delivered by the Company hereunder shall be deemed to constitute representations and warranties made by the Company.

     SECTION 6.03 Brokerage. The Company, on the one hand, and the Purchasers, on the other hand, shall indemnify and hold harmless the other against and in respect of any claim for brokerage or other commissions relative to this Agreement or to the transactions contemplated hereby, based in any way on agreements, arrangements or understandings made or claimed to have been made by such party with any third party.

     SECTION 6.04 Parties in Interest. All covenants, agreements, representations and warranties contained in this Agreement by or on behalf of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

     SECTION 6.05 Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be sent by national overnight courier service or certified mail, return receipt requested, in each case with postage prepaid, addressed as follows:

          (1) if to the Company, at 8000 Regency Parkway, Cary, North Carolina 27511, Attention: President; and

          (b) if to any Purchaser, to its address set forth on Schedule I hereto;

or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the others.

     SECTION 6.06 Law Governing. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     SECTION 6.07 Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be modified or amended except in writing.

     SECTION 6.08 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the Company and the Purchasers have executed this Agreement as of the day and year first above written.


                                   SEER TECHNOLOGIES, INC.

                                By:

                                Name:
                                Title:


                                   WELSH, CARSON, ANDERSON
                                   & STOWE VI, L.P.

                                By WCAS VI Partners, L.P.,  General
                                   Partner


                                By

                                   General Partner


                                   WCAS INFORMATION PARTNERS, L.P.

                                By WCAS INFO Partners,
                                   General Partner


                                By

                                   General Partner



                                   Patrick J. Welsh

                                   Russell L. Carson

                                   Bruce K. Anderson

                                   Richard H. Stowe

                                   Andrew M. Paul

                                   Thomas E. McInerney

                                   Laura VanBuren, individually
                                   and as attorney-in-fact*

                                   James B. Hoover


                                   DELAWARE CHARTER TRUST CO., as
                                   Trustee for the Benefit of the
                                   IRA Rollover of James B. Hoover


                                By

                                    Robert A. Minicucci

                                    Anthony J. de Nicola

                                   TRUST U/A DATED 11/26/84 for the
                                   Benefit of Eric Welsh (Carol
                                   Ann Welsh, Trustee)

                                By



                                   TRUST U/A DATED 11/26/84 for the
                                   Benefit of Randall Welsh (Carol
                                   Ann Welsh, Trustee)

                                By



                                   TRUST U/A DATED 11/26/84 for the
                                   Benefit of Jennifer Welsh (Carol
                                   Ann Welsh, Trustee)

                                By


                                   David F. Bellet


                                   REBOUL, MACMURRAY, HEWITT, MAYNARD
                                   & KRISTOL


                                By








                                                                   Schedule I


                    Series A Preferred Stock Purchasers


Name of Purchaser                               Purchase Price

Welsh, Carson, Anderson & Stowe VI, L.P.          $11,810,526

WCAS Information Partners, L.P.                       141,128

Patrick J. Welsh                                       70,566

TRUST U/A DATED 11/26/84 for the                       10,079
  Benefit of Eric Welsh (Carol
  Ann Welsh, Trustee)

TRUST U/A DATED 11/26/84 for the                       10,079
  Benefit of Randall Welsh (Carol
  Ann Welsh, Trustee)

TRUST U/A DATED 11/26/84 for the                       10,079
  Benefit of Jennifer Welsh (Carol
  Ann Welsh, Trustee)

Russell L. Carson                                     100,802

Bruce K. Anderson                                     100,802

Richard H. Stowe                                       40,314

Andrew M. Paul                                         24,191

Thomas E. McInerney                                    20,161

Laura VanBuren                                          4,030

James B. Hoover                                        30,240

Delaware Charter Trust Co., as                         10,079
  Trustee for the Benefit of the
  IRA Rollover of James B. Hoover

Robert A. Minicucci                                    50,401

Anthony J. de Nicola                                    6,044

David F. Bellet                                        40,320

Reboul, MacMurray, Hewitt, Maynard                     20,159
  & Kristol



TOTAL:                                            $12,500,000




                              Schedule 2.06


On March 20, 1996, the Company received written comments from the Securities and Exchange Commission (the "Commission") requesting certain additional information in connection with the Company's Form 10-K filed December 29, 1995 and Form 10-Q filed February 12, 1996.

As part of the Company's response to the Commission's comments, the Company filed with the Commission on April 5, 1996, an amendment to its Form 10-K.










                                 EXHIBIT A







                       CERTIFICATE OF DESIGNATION

                                   OF

                   SERIES A CONVERTIBLE PREFERRED STOCK

                                   OF

                         SEER TECHNOLOGIES, INC.

               (Pursuant to Section 151(g) of the General
                Corporation Law of the State of Delaware)




     Seer Technologies, Inc., a corporation organized and existing under the General Corporation Law (the "GCL") of the State of Delaware (hereinafter called the "Corporation"), hereby certifies that, pursuant to authority vested in the Board of Directors of the Corporation by Article Fourth of the Restated Certificate of Incorporation of the Corporation, the following resolution was adopted by unanimous written consent dated as of August 8, 1996 of the Board of Directors of the Corporation pursuant to Section 151(g) of the GCL:

     RESOLVED that, pursuant to authority vested in the Board of Directors of the Corporation by Article Fourth of the Restated Certificate of Incorporation of the Corporation, 2,094,143 shares of the Corporation's Preferred Stock, par value $.01 per share, designated as "Series A Convertible Preferred Stock" ("Series A Preferred Stock") are authorized for issuance with the voting powers, preferences and other special rights, and qualifications, limitations and restrictions thereof set forth below:

          1. Dividends. The holders of Series A Preferred Stock shall not be entitled to receive dividends in any fixed amount, provided, however, that in the event that the Corporation shall at any time pay a dividend on the Common Stock (other than a dividend payable solely in shares of Common Stock), it shall, at the same time, pay to each holder of Series A Preferred Stock a dividend equal to the dividend that would have been payable to such holder if the shares of Series A Preferred Stock held by such holder had been converted into Common Stock on the date of determination of holders of Common Stock entitled to receive such dividend.

          In no event, so long as any shares of Series A Preferred Stock shall remain outstanding, shall any shares of Common Stock be purchased or redeemed by the Corporation, nor shall any moneys be paid to or made available for a sinking fund for the purchase or redemption of any shares of Common Stock, (without the written consent of the holders of 66 2/3% of the outstanding Series A Preferred Stock) except that the Corporation may repurchase or redeem shares of Common Stock owned by employees, consultants, agents, brokers, officers or directors of the Corporation, provided, that the Corporation shall not repurchase or redeem any shares of Common Stock for a consideration in excess of the amount paid therefor by such employee, consultant, broker, officer or director unless such repurchase or redemption shall have been authorized or approved by at least 75% of the members of the Board of Directors of the Corporation.

          2. Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of Series A Preferred Stock shall be entitled, before any distribution or payment is made upon any Common Stock, to be paid an amount equal to $5.969 per share, plus any accrued but unpaid dividends thereon to the date of such payment, and the holders of the Series A Preferred Stock shall not be entitled to any further payment, such amounts being herein sometimes referred to as the "Liquidation Payments". If upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of Series A Preferred Stock of the Corporation shall be insufficient to permit payment to the holders of Series A Preferred Stock of the full amount of the Liquidation Payments, then the entire assets of the Corporation to be so distributed shall be distributed ratably per share among the holders of Series A Preferred Stock in proportion to the amounts to which they respectively are entitled. Upon any such liquidation, dissolution or winding up of the Corporation, after the holders of the Series A Preferred Stock shall have been paid in full the amounts to which they shall be entitled, the remaining net assets of the Corporation shall be distributed ratably to the holders of Common Stock. Written notice of such liquidation, dissolution or winding up, stating a payment date, the amount of the Liquidation Payment and the place where said sums shall be payable shall be given by mail, postage prepaid, not less than 30 or more than 60 days prior to the payment date stated therein, to the holders of record of the Series A Preferred Stock and the Common Stock, such notice to be addressed to each shareholder at his post office address as shown by the records of the Corporation. Neither the consolidation or merger of the Corporation into or with any other corporation or corporations, nor the sale or transfer by the Corporation of all or any part of its assets, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of any of the provisions of this paragraph 2.

          3.  Conversion.

          3A. Right to Convert. Subject to the terms and conditions of this paragraph 3, the holder of any share or shares of Series A Preferred Stock shall have the right, at its option at any time, to convert any such shares of Series A Preferred Stock (except that upon any liquidation of the Corporation the right of conversion shall terminate at the close of business on the last full business day next preceding the date fixed for payment of the amount distributable on the Series A Preferred Stock) into such number of fully paid and nonassessable whole shares of Common Stock as is obtained by multiplying the number of shares of Series A Preferred Stock so to be converted by $5.969 and dividing the result by the conversion price of $5.969 per share or, if there has been an adjustment of the conversion price, by the conversion price as last adjusted and in effect at the date any share or shares of Series A Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to herein as the "Conversion Price"). Such rights of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of shares of Series A Preferred Stock into Common Stock and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holder or holders of the Series A Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address), subject to compliance with applicable laws to the extent such designation shall involve a transfer, in which the certificate or certificates for shares of Common Stock shall be issued.

          3B. Issuance of Certificates; Time Conversion Effected. Promptly after the receipt by the Corporation of the written notice referred to in subparagraph 3A and surrender of the certificate or certificates for the share or shares of the Series A Preferred Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, subject to compliance with applicable laws to the extent such designation shall involve a transfer, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Series A Preferred Stock. To the extent permitted by law, such conversion shall be deemed to have been effected and the Conversion Price shall be determined as of the close of business on the date on which such written notice shall have been received by the Corporation and the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such share or shares of Series A Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

         3C. Fractional Shares; Dividends; Partial Conversion. No fractional shares shall be issued upon conversion of the Series A Preferred Stock into Common Stock and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share, and no payment or adjustment shall be made upon any conversion on account of any cash dividends on the Series A Preferred Stock so converted or the Common Stock issued upon such conversion. In case the number of shares of Series A Preferred Stock represented by the certificate or certificates surrendered pursuant to subparagraph 3A exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder thereof, at the expense of the Corporation, a new certificate or certificates for the number of shares of Series A Preferred Stock, represented by the certificate or certificates surrendered which are not to be converted.

          3D. Adjustment of Price Upon Issuance of Common Shares. Except as provided in subparagraph 3E hereof, if and whenever the Corporation shall issue or sell, or is, in accordance with subparagraphs 3D(1) through 3D(7), deemed to have issued or sold, any shares of its Common Stock without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the Conversion Price shall be reduced to the price (calculated to the nearest cent) determined by dividing (i) an amount equal to the sum of (a) the number of shares of Common Stock outstanding immediately prior to such issue or sale (including as outstanding all shares of Common Stock issuable upon conversion of outstanding Series A Preferred Stock) multiplied by the then existing Conversion Price, and (b) the consideration, if any, received by the Corporation upon such issue or sale, by (ii) the total number of shares of Common Stock outstanding immediately after such issue or sale (including as outstanding all shares of Common Stock issuable upon conversion of outstanding Series A Preferred Stock without giving effect to any adjustment in the number of shares so issuable by reason of such issue and sale).

          No adjustment of the Conversion Price, however, shall be made in an amount less than $.01 per share, and any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to $.01 per share or more.

          For purposes of this subparagraph 3D, the following subparagraphs 3D(1) to 3D(7) shall also be applicable:

          3D(1). Issuance of Rights or Options. In case at any time the Corporation shall in any manner grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or securities convertible into or exchangeable for Common Stock (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities") whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options and thereafter shall be deemed to be outstanding. Except as otherwise provided in subparagraph 3D(3), no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

          3D(2). Issuance of Convertible Securities. In case the Corporation shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, provided that (a) except as otherwise provided in subparagraph 3D(3) below, no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities, and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any Option to purchase any such Convertible Securities for which adjustments of the Conversion Price have been or are to be made pursuant to other provisions of this subparagraph 3D, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

          3D(3). Change in Option Price or Conversion Rate. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in subparagraph 3D(1), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraph 3D(1) or 3D(2), or the rate at which any Convertible Securities referred to in subparagraph 3D(1) or 3D(2) are convertible into or exchangeable for Common Stock shall change at any time (in each case other than under or by reason of provisions designed to protect against dilution), the Conversion Price in effect at the time of such event shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold; and on the expiration of any such Option or the termination of any such right to convert or exchange such Convertible Securities, the Conversion Price then in effect hereunder shall forthwith be increased to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued, and the Common Stock issuable thereunder shall no longer be deemed to be outstanding. If the purchase price provided for in any such Option referred to in subparagraph 3D(1) or the rate at which any Convertible Securities referred to in subparagraph 3D(1) or 3D(2) are convertible into or exchangeable for Common Stock shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then, in case of the delivery of Common Stock upon the exercise of any such Option or upon conversion or exchange of any such Convertible Securities, the Conversion Price then in effect hereunder shall forthwith be adjusted to such respective amount as would have been obtained had such Option or Convertible Securities never been issued as to such Common Stock and had adjustments been made upon the issuance of the shares of Common Stock delivered as aforesaid, but only if as a result of such adjustment the Conversion Price then in effect hereunder is thereby reduced.

          3D(4). Stock Dividends. In case the Corporation shall declare a dividend or make any other distribution upon any stock of the Corporation payable in Common Stock, Options or Convertible Securities, any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

          3D(5). Subdivision or Combination of Stock. In case the Corporation shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares or shall declare or pay a dividend on its outstanding shares of Common Stock payable in shares of Common Stock, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Corporation shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

          3D(6). Consideration for Stock. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Corporation, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. The amount of consideration deemed to be received by the Corporation pursuant to the foregoing provisions of this subparagraph 3D(6) upon any issuance and/or sale of shares of Common Stock, Options or Convertible Securities, pursuant to an established compensation plan of the Corporation, to directors, officers or employees of the Corporation in connection with their employment shall be increased by the amount of any tax benefit realized by the Corporation as a result of such issuance and/or sale, the amount of such tax benefit being the amount by which the Federal and/or state income or other tax liability of the Corporation shall be reduced by reason of any deduction or credit in respect of such issuance and/or sale. In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued without consideration.


          3D(7). Record Date. In case the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities, or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

          3E. Certain Issues of Common Stock Excepted. Anything herein to the contrary notwithstanding, the Corporation shall not make any adjustment of the Conversion Price in the case of (i) the issuance of shares of Common Stock upon conversion of Series A Preferred Stock, (ii) the issuance of Common Stock or stock options granted pursuant to the Corporation's Stock Option and Restricted Stock Purchase Plan or Stock Option Plan for Non-Employee Directors or pursuant to any other employee benefit plan approved by the Board of Directors of the Corporation, or
     (iii) the issuance of Common Stock upon conversion of any convertible securities or exercise of any rights or warrants outstanding as of the date hereof.

          3F. Reorganization or Reclassification. If any capital reorganization or reclassification of the capital stock of the Corporation shall be effected in such a way (including, without limitation, by way of consolidation or merger) that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provision (in form satisfactory to the holders of at least 66-2/3% of the outstanding shares of Series A Preferred Stock) shall be made whereby each holder of a share or shares of Series A Preferred Stock shall thereafter have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock of the Corporation immediately theretofore receivable upon the conversion of such share or shares of the Series A Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore so receivable had such reorganization or reclassification not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights (including an immediate adjustment, by reason of such reorganization or reclassification, of the Conversion Price to the value for the Common Stock reflected by the terms of such reorganization or reclassification if the value so reflected is less than the Conversion Price in effect immediately prior to such reorganization or reclassification). In the event of a merger or consolidation of the Corporation as a result of which a greater or lesser number of shares of common stock of the surviving corporation are issuable to holders of Common Stock of the Corporation outstanding immediately prior to such merger or consolidation, the Conversion Price in effect immediately prior to such merger or consolidation shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock of the Corporation. The Corporation will not effect any such consolidation or merger, or any sale of all or substantially all its assets and properties, unless prior to the consummation thereof the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument (in form reasonably satisfactory to the holders of at least 66-2/3% of the shares of Series A Preferred Stock at the time outstanding) executed and mailed or delivered to each holder of shares of Series A Preferred Stock at the last address of such holder appearing on the books of the Corporation, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to receive.

          3H. Notice of Adjustment. Upon any adjustment of the Conversion Price, then and in each such case the Corporation shall give written notice thereof, by first class mail, postage prepaid, addressed to each holder of shares of Series A Preferred Stock at the address of such holder as shown on the books of the Corporation, which notice shall state the Conversion Price resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

          3I.  Other Notices.  In case at any time:

          (1) the Corporation shall declare any dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;

          (2) the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

          (3) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with, or a sale of all or substantially all its assets to, another corporation; or

          (4) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

     then, in any one or more of said cases, the Corporation shall give, by first class mail, postage prepaid, addressed to each holder of any shares of Series A Preferred Stock at the address of such holder as shown on the books of the Corporation, (a) at least 15 days' prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least 15 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

          3J. Stock to be Reserved. The Corporation will at all times reserve and keep available out of its authorized but unissued Common Stock, solely for the purpose of issuance upon the conversion of the Series A Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series A Preferred Stock. All shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges arising out of or by reason of the issue thereof, and, without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the effective Conversion Price. The Corporation will take all such action within its control as may be necessary on its part to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which the Common Stock of the Corporation may be listed. The Corporation will not take any action which results in any adjustment of the Conversion Price if after such action the total number of shares of Common Stock issued and outstanding and thereafter issuable upon exercise of all options and conversion of Convertible Securities, including upon conversion of the Series A Preferred Stock, would exceed the total number of shares of Common Stock then authorized by the Corporation's Restated Certificate of Incorporation.

           3K. No Reissuance of Series A Preferred Stock. Shares of Series A Preferred Stock that are converted into shares of Common Stock as provided herein shall not be reissued.

          3L. Issue Tax. The issuance of certificates for shares of Common Stock upon conversion of the Series A Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series A Preferred Stock which is being converted.

         3M. Closing of Books. The Corporation will at no time close its transfer books against the transfer of any Series A Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series A Preferred Stock in any manner which interferes with the timely conversion of such Series A Preferred Stock.

         3N. Definition of Common Stock. As used in this paragraph 3, the term "Common Stock" shall mean and include the Corporation's authorized Common Stock as constituted on the date of filing of this Certificate of Designation and shall also include any capital stock of any class of the Corporation thereafter authorized that shall not be limited to a fixed sum in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided, however, that such term, when used to describe the securities receivable upon conversion of shares of the Series A Preferred Stock of the Corporation, shall include only shares designated as Common Stock of the Corporation on the date of filing of this Certificate of Designation, any shares resulting from any combination or subdivision thereof referred to in paragraph 3D(5), or in case of any reorganization or reclassification of the outstanding shares thereof, the stock, securities or assets provided for in subparagraph 3F.

          4. Voting. Series A Preferred. Except as otherwise provided by law and the Corporation's Restated Certificate of Incorporation, the holders of Series A Preferred Stock shall vote together with the holders of Common Stock on all matters to be voted on by the stockholders of the Corporation, and each holder of Series A Preferred Stock shall be entitled to one vote for each share of Common Stock that would be issuable to such holder upon the conversion of all the shares of Series A Preferred Stock held by such holder on the record date for the determination of shareholders entitled to vote.

          5. Restrictions. At any time when shares of Series A Preferred Stock are outstanding, and in addition to any other vote of stockholders required by law or by the Corporation's Restated Certificate of Incorporation, without the prior consent of the holders of 66 2/3% of the outstanding Series A Preferred Stock, given in person or by proxy, either in writing or at a special meeting called for that purpose, at which meeting the holders of the shares of such Series A Preferred Stock shall vote together as a class:

          (i) the Corporation will not (x) create or authorize the creation of any additional class of shares unless the same ranks junior to the Series A Preferred Stock as to the distribution of assets on liquidation and pari passu as to dividends, or (y) increase the authorized amount of the Series A Preferred Stock, or increase the authorized amount of any additional class of shares unless the same ranks junior to the Series A Preferred Stock as to the distribution of assets on liquidation and pari passu as to dividends or (z) create or authorize any obligations or securities convertible into shares of Series A Preferred Stock or into shares of any other class unless the same ranks junior to the Series A Preferred Stock as to the distribution of assets on liquidation and pari passu as to dividends, in each case whether any such creation or authorization or increase shall be by means of amendment of the Corporation's Restated Certificate of Incorporation, merger, consolidation or otherwise; and

         (ii) the Corporation will not amend, alter or repeal the Corporation's Restated Certificate of Incorporation or By-laws in any manner, or file any directors' resolutions pursuant to the General Corporation Law of the State of Delaware containing any provision, in either case which affects the respective preferences, voting power, qualifications, special or relative rights or privileges of the Series A Preferred Stock or which in any manner adversely affects the Series A Preferred Stock or the holders thereof.


     IN WITNESS WHEREOF, this Certificate of Designation has been executed by the Corporation by its President and Chief Executive Officer and attested by its Secretary as of this 8th day of August 1996.

                                     SEER TECHNOLOGIES, INC.

                                    By

                                       President and Chief
                                            Executive Officer


ATTEST:




        Secretary